Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
DIANA SHIPPING INC.
THE OFFER PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., EASTERN TIME, ON March 27, 2019,
UNLESS THE OFFER IS EXTENDED.
As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates for your shares of common stock, par value of $0.01 per share, of Diana Shipping Inc., a Marshall Islands corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time. This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
The Depositary for the Offer is:
Computershare Trust Company, N.A.

By First Class Mail:	By Email transmission: For Eligible Institutions Only:	By Registered Mail or Overnight Courier:
Computershare Trust Company, N.A.	CANOTICEOFGUARANTEE@computershare.com	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Officer		Attn: Corporate Actions Voluntary Officer
P.O. Box 43011		250 Royall St, Suite V
Providence, RI 02940-3011		Canton, MA 02021

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery. Please be advised that submissions made outside of normal business hours may be subject to a fee by the Depositary.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Ladies and Gentlemen:
The undersigned hereby tenders to Diana Shipping Inc., a Marshall Islands corporation (the "Company"), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated Febrary 27, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
CORPORATE ACTIONS VOLUNTARY COY DSXP

Number of Shares to be tendered: __________ shares.
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE
(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two business days (as defined in the Offer to Purchase) after the date hereof.
The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.
Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	_____________, 2019
Note: Do not send certificates for shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.

CORPORATE ACTIONS VOLUNTARY COY DSXP

Exhibit (a)(1)(D)
Offer to Purchase for Cash
by
DIANA SHIPPING INC.
of
Up to 5,178,571 Shares of its Common Stock
at a Purchase Price of $2.80
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., EASTERN TIME, ON March 27, 2019,
UNLESS THE OFFER IS EXTENDED.
February 27, 2019
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:
We have been appointed by Diana Shipping Inc., a Marshall Islands corporation (the "Company"), to act as Information Agent in connection with its offer to purchase for cash up to 5,178,571 shares of its common stock, par value of $0.01 per share, at a price, net to the seller in cash of $2.80 per share, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 27, 2019 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold shares registered in your name or in the name of your nominee. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
Enclosed with this letter are copies of the following documents:
1.	Offer to Purchase dated February 27, 2019;

2.	Letter of Transmittal, for your use in accepting the Offer and tendering shares of and for the information of your clients;

3.
Form of letter that may be sent to your clients for whose account you hold shares registered in your name or in the name of a nominee, with an Instruction Form provided for obtaining such client's instructions with regard to the Offer; and

4.
Notice of Guaranteed Delivery with respect to shares, to be used to accept the Offer in the event you are unable to deliver the share certificates, together with all other required documents, to the Depositary before the Expiration Time, or if the procedure for book-entry transfer cannot be completed before the Expiration Time.

Certain conditions to the Offer are described in Section 6 of the Offer to Purchase.
We urge you to contact your clients promptly. Please note that the Offer, proration period and withdrawal rights will expire at the end of the day, 5:00 P.M., Eastern Time, on March 27, 2019, unless the offer is extended.
Under no circumstances will interest be paid on the purchase price of the shares regardless of any extension of, or amendment to, the Offer or any delay in paying for such shares.
The Company will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Depositary, as described in the Offer to Purchase) in connection with the solicitation of tenders of shares pursuant to the Offer. However, the Company will, on request, reimburse you for customary mailing and handling expenses incurred by you in forwarding copies of the enclosed Offer materials to your clients. The Company will pay or cause to be paid any stock transfer taxes applicable to its purchase of shares pursuant to the Offer, except as otherwise provided in the Offer to Purchase and Letter of Transmittal (see Instruction 6 of the Letter of Transmittal).
CORPORATE ACTIONS VOLUNTARY COY DSXP

Questions and requests for additional copies of the enclosed material may be directed to us at our address and telephone number set forth on the back cover of the Offer to Purchase.
Very truly yours,

Georgeson LLC

Nothing contained in this letter or in the enclosed documents shall render you or any other person the agent of the Company, the Depositary, the Information Agent or any affiliate of any of them or authorize you or any other person to give any information or use any document or make any statement on behalf of any of them with respect to the Offer other than the enclosed documents and the statements contained therein.
CORPORATE ACTIONS VOLUNTARY COY DSXP
4